SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, DC  20549

                  ----------------------------------

                               FORM 8-K


                            CURRENT REPORT


                    Pursuant to Section 13 or 15(d)
                                of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 19, 1995
                                                  -----------------


                          THE PARKWAY COMPANY
----------------------------------------------------------------------
        (Exact name of Registrant as specified in its charter)



Texas                       0-12505                      74-2123597
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(State or other     (Commission File Number)          (IRS Employer
jurisdiction of                                      Identification
incorporation)                                           Number)


300 One Jackson Place, 188 E. Capitol St., Jackson, MS      39201
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (601) 948-4091
                                                   ---------------


------------------------------------------------------------------
  (Former name or former address, if changed since last report)

FORM 8-K

                          THE PARKWAY COMPANY


Item 2.       Acquisition or Disposition of Assets.

                     On December 19, 1995, The Parkway Company
              ("Parkway") purchased Waterstone, a four story Class A office building located approximately one mile from the Atlanta Hartsfield International Airport, from Massachusetts Mutual Life Insurance Company, an unrelated party. The purchase price of $8,031,000 was funded with existing cash reserves. The building was built in 1987 and consists of 92,600 square feet of net rentable area and 361 parking spaces. At the purchase date, the building was 94% leased and occupied.

Item 7.       Financial Statements and Exhibits.

                     (a)   Financial Statements of Waterstone

                     It is impractical to provide the audited financial
              statements of Waterstone required by Item 7(a) of Form 8-K, but such financial statements will be filed as soon as practical but not later than 60 days after the filing of this Form 8-K.

                     (b)   Pro Forma Consolidated Financial Statements.

                     The pro forma consolidated financial statements will
              be filed with the audited financial statements of Waterstone.

                     (c)   Exhibits.

                                  (10)   Agreement for Purchase and Sale of
                           Real Property By and Between Massachusetts
                           Mutual Life Insurance Company as Seller and
                           The Parkway Company as Purchaser dated
                           November 30, 1995.

FORM 8-K

                          THE PARKWAY COMPANY


                                SIGNATURES


              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:         January 2, 1996

                                                       THE PARKWAY COMPANY



                                         BY:           /s/Sarah P. Clark
                                                       Sarah P. Clark
                                                       Vice President,
                                                       Chief Financial Officer
                                                       and Secretary




                             AGREEMENT FOR PURCHASE AND SALE

                                    OF REAL PROPERTY

                                     BY AND BETWEEN

                       MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                        AS SELLER

                                           AND

                                   THE PARKWAY COMPANY

                                      AS PURCHASER







                                                     Dated November 30, 1995

                                          INDEX



Section                                                               Page #
-------                                                               ------

1.     Sale                                                                1
2.     Purchase Price                                                      2
3.     No Warranties or Representations by Seller;                         2
         Inspection and Approval by Purchaser
4.     Title                                                               6
5.     Condemnation; Damage to or Destruction of Premises                  7
6.     Possession and Leases; Service Contracts                            8
7.     Deposit and Remedies                                                8
8.     Prorations, Costs and Fees                                          9
9.     Closing                                                            10
10.    Indemnification for Brokerage Fees                                 11
11.    Completeness of Contract                                           12
12.    Notices                                                            12
13.    Time of Essence                                                    14
14.    Execution in Counterparts                                          14
15.    Governing Law                                                      14
16.    Binding Effect                                                     15
17.    Captions                                                           15
18.    Assignment                                                         15
19     Tenant Estoppel Certificates                                       16
20.    No Material Changes                                                18
21.    Conditions to Closing                                              20

EXHIBITS:
--------

Exhibit A     -      Legal Description of the Real Property
Exhibit B     -      Description of Personal Property
Exhibit C     -      Description of Leases
Exhibit D     -      Form of Assignment and Assumption of Leases
Exhibit E     -      Form of Bill of Sale
Exhibit F     -      Form of FIRPTA Certification
Exhibit G     -      Additional Documents and Materials Delivered
                     to Purchaser
Exhibit H     -      Form of Seller's Affidavit



                                           (i)

                           AGREEMENT FOR PURCHASE AND SALE OF
                                      REAL PROPERTY



       This AGREEMENT (the "Agreement") is made and entered into this 30 day of November, 1995, by and between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Seller"), and THE PARKWAY COMPANY, a Texas corporation ("Purchaser").

       1. Sale. Seller hereby agrees to sell, and Purchaser hereby agrees to purchase, a certain parcel of real estate, together with all buildings and other improvements located thereon (the "Improve-ments"), situated in Fulton County, Georgia, as such real property is more particularly described in Exhibit A attached hereto and made a part hereof, subject to (i) all building, zoning and environmental laws, ordinances and regulations, encroachments, restrictive covenants, mineral reservations, easements, utility rights of way, and restrictions, (ii) the leases described in Exhibit C attached hereto and made a part hereof, (iii) such state of facts as may be shown by survey, and (iv) those exceptions to title listed in Schedule B of the Commitment (as defined below) (collectively, the "Real Property"); together with the personal property used in connection therewith, if any (the "Personal Property"), as described in Exhibit B attached hereto and made a part hereof. The Real
Property and the Personal Property are sometimes collectively referred to herein as the "Property." The leases described in Exhibit C are sometimes referred to herein as the "Leases." The purchase and sale transaction contemplated by this Agreement is sometimes referred to herein as the "Transaction."

       2. Purchase Price. The purchase price for the Property shall be the sum of $8,031,667.00. Purchaser has delivered to Seller the sum of $100,000.00 which, together with any interest earned thereon while being held by Seller pursuant to this Agreement, is referred to herein as the "Initial Deposit." Upon the execution of this Agreement, Purchaser shall deliver to Seller by cashier's check
(subject to deposit and clearance) or wire transfer of immediately available federal funds the additional sum of $900,000.00 which, together with any interest earned thereon while being held by Seller pursuant to this Agreement, is referred to herein as the "Additional Deposit." The Initial Deposit and the Additional Deposit, to the extent actually delivered to Seller by Purchaser, are sometimes collectively referred to herein as the "Deposit." The Deposit shall be considered to be earnest money. Upon closing, (i) the entire
Deposit shall be applied to the purchase price in accordance with the terms of this Agreement, and (ii) Purchaser shall pay to Seller the remainder of the purchase price in cash by wire transfer of immediately available federal funds.

       3. No Warranties or Representations by Seller; Inspection and Approval by Purchaser.

       (a) Seller makes no warranties or representations of any kind, express or implied, in connection with the sale and purchase of the Property including, without limitation, any warranties or represen-tations as to the condition of any of the Real Property or the Personal Property (specifically including, without limitation, those matters addressed in Paragraph 3(b) below), except for any warranties contained elsewhere herein, in the Deed (as defined below) and other documents delivered by Seller at closing. THE
PROPERTY IS SOLD ON AN "AS-IS" BASIS AND SHALL BE ACCEPTED IN ITS CONDITION AS IT MAY BE ON THE CLOSING DATE. Seller shall have no obligation or liability to make any repairs to or replacements of any Real Property or Personal Property before or after the Closing
Date (as defined below) other than in the ordinary course of business.

       (b) Purchaser understands and agrees that Purchaser is solely responsible for inspecting the Property and the condition thereof
(or causing such inspection to be undertaken) including, without limitation, (i) the structural, mechanical, electrical and other physical characteristics and systems of the Property, (ii) the existence or non-existence on, under or about the Property of any asbestos or other hazardous substances or hazardous materials, (iii) whether the Property is located within a flood or earthquake zone, and (iv) compliance with all applicable laws, ordinances and governmental regulations. Purchaser further acknowledges and agrees, by its execution of this Agreement, that it has had the opportunity to make and complete, and that it has made and completed, all such inspections to its satisfaction and that Purchaser and its designated representatives and agents have had access to the Property for the purpose of conducting such inspec-tions. Purchaser shall defend, indemnify and hold harmless Seller from and against any and all loss, claim, damage or injury to persons or property whatsoever arising out of such inspections conducted by or for Purchaser and shall promptly pay such amounts to Seller upon demand, together with all amounts incurred by Seller to repair any damage to the Property resulting from such inspections (such agreement to defend, indemnify and hold harmless shall survive closing or the earlier termination of this Agreement). Purchaser further acknowledges its receipt of copies of the following materials and information delivered to Purchaser by Seller prior to the execution of this Agreement (and Seller shall not be obligated to provide additional copies of such materials or information, but has provided Purchaser with access thereto as described below), all to the extent such materials are within the possession or control of Seller:

       (i)    current operating statements for the Property;

       (ii) a current rent roll of the Property and copies of the Leases affecting the Property; and

       (iii) those additional documents and materials described on Exhibit G attached hereto and made a part hereof.

     Seller represents that the copies (but not necessarily the information contained therein) previously delivered to Purchaser are true, correct and complete copies. Purchaser understands and agrees that Purchaser is solely responsible for reviewing and approving the foregoing materials and information and any other records, agreements, documents or materials in Seller's possession pertaining to the Property (or causing such review and approval to be undertaken), and that Purchaser and its designated representatives and agents have had access to the referenced materials for the purpose of conducting such review. Purchaser further acknowledges and agrees, by its execution of this Agreement, that it has undertaken and completed such review and approval to its satisfac-tion. Seller represents that to the best of its knowledge, it has not received written notice from any tenants claiming or alleging any default by Seller as landlord under any of the Leases. For purposes of the preceding sentence, "Seller" shall be deemed to mean Gerald S. Monash, Julianne M. Echols and employees of Trammell Crow Company.

     During normal business hours prior to and after closing, but in no event more than thirty (30) days after closing, Seller agrees to give to Purchaser and its agents and representatives reasonable access to the Property and the books and records directly relating to the ownership, management, maintenance and operation of the Property, and all documents directly pertaining to the Property that are in the possession of Seller, or any of Seller's agents or representatives. Seller will make available to Purchaser such additional financial and operating data necessary for Purchaser to thoroughly evaluate the Property. Purchaser shall have the right upon reasonable notice to Seller to interview tenants under the Leases.

     The records, agreements, documents and materials described in this Paragraph 3(b) (the "Confidential Information") shall be deemed confidential and shall be kept by Purchaser in strict confidence under appropriate safeguards. This restriction shall not apply to any information which (i) as shown by written records, was lawfully in Purchaser's possession prior to any disclosure by Seller, provided that the source of such information was not prohibited from transmitting the information to Purchaser or its Representatives (as defined below) by a contractual, legal, fiduciary or other obligation, or (ii) is generally available to the public or in the public record other than as a result of disclosure by Purchaser or Purchaser's employees, agents, representatives or others acting on Purchaser's behalf. Without Seller's prior written consent, Purchaser shall not, directly or indirectly: (i) disclose or reveal any of such Confidential Information to any person, firm or entity except to Purchaser's directors, officers, employees, attorneys or professional advisors who are actively and directly participating in the Transaction (collectively, the "Representatives"), and any recognized financial institution from which Purchaser is requesting financing for the Transaction, each of whom shall be informed by Purchaser of the confidential nature of such Confidential Informa-tion, be provided with a copy of this provision, and agree to observe the same terms and conditions set forth herein as if specifically named a party hereto or (ii) use the Confidential Information for any purpose other than in connection with the Transaction. If the Transaction is not consummated pursuant to this Agreement, Purchaser will deliver promptly to Seller all copies of the Confidential Information without retaining any copies or extracts thereof. This Paragraph 3(b) shall survive any termination of this Agreement prior to closing. Notwithstanding the foregoing, Seller acknowledges that Purchaser may be required to audit the past operating results of the Property to comply with certain Federal securities laws and disclosure requirements. The results of the audit and the operating figures will be made public to the extent required by such laws.

       (c) Purchaser shall have, in addition to any inspection or audit rights contained elsewhere in this Agreement, the right to conduct a full audit of the books and records of Seller relating to the operations and financial results of the Property, in such form and at such time including after the closing, but in no event more than thirty (30) days after closing, as Purchaser may reasonably determine is necessary to comply with applicable securities laws requirements. All costs incurred as a result of Purchaser's undertaking such audit shall be borne exclusively by Purchaser; however, Seller shall make available such books, records and materials as may be reasonably requested by Purchaser or its accountants in order to conduct such audit, but Purchaser shall be responsible for the payment of all copying and/or delivery charges incurred by Seller as a result of such audit. All such audit activities shall be conducted in a commercially reasonable fashion during normal business hours and upon five (5) days prior written notice from Purchaser to Seller. Purchaser acknowledges that the results of such audit will not affect, in any way, Purchaser's obligations to consummate this transaction.

       (d) Without limiting the generality of the foregoing Paragraphs 3(a) and 3(b) or any other provision of this Agreement, Purchaser specifically acknowledges and agrees that, except for any wilfull or reckless misrepresentations made to Purchaser by Seller or its agents, Purchaser hereby waives, releases and discharges any claim it has, might have had or may have against Seller with respect to the condition of the Property, either patent or latent, Purchaser's ability or inability to obtain or maintain governmental permits, allotments, or other licenses for the use or operation of the Property, the actual or potential income or profits to be derived from the Property, compliance with environmental protection, pollution or land use laws, rules, regulations, ordinances or requirements, and any other state of facts which exists with respect to the Property.

       4. Title. Prior to the execution of this Agreement, Purchaser shall have obtained, at Purchaser's expense, a commitment (the "Commitment") for an owner's policy of title insurance covering the Property. By executing this Agreement, Purchaser shall be deemed for all purposes to have accepted, or arranged for the deletion of, all exceptions to title listed in Schedule B of the Commitment. Purchaser shall have until the Closing Date in which to reexamine title to the Property and to object to any matters which were not filed and indexed of record as of the date of the Commitment. Seller shall have no responsibility or obligation to satisfy any of Purchaser's objections to title matters, and Seller shall have no liability to Purchaser or any other individual or entity for failure to satisfy any of Purchaser's objections. If Seller elects not to satisfy any of Purchaser's objections to title to the Property or if Seller elects to satisfy any of such objections but such objections remain unsatisfied on the Closing Date, Purchaser may either (i) waive all of such unsatisfied objec-tions and proceed with the closing of the Transaction, without any adjustment of the purchase price, or (ii) by written notice to Seller terminate this Agreement, constituting Purchaser's sole remedy, in which case the Deposit shall be returned to Purchaser, and Seller and Purchaser shall thereupon be released of all further liability under this Agreement except for any liabilities which by the terms hereof survive the termination of this Agreement. Purchaser accepts and assumes responsibility for obtaining at Purchaser's expense a current survey of the Property, for obtaining deletion of any Commitment exceptions for matters which would be disclosed by a current, accurate survey of the Property, and for obtaining at Purchaser's expense an owner's policy of title insurance based on the Commitment and containing all exceptions shown in the Commitment which are not disposed of to the satisfac-tion of the title company issuing the Commitment. Seller shall have no responsibility or obligation to furnish such policy or any endorsements thereto. All fees and premiums for title examination, the Commitment, and all title insurance policies which may be obtained by Purchaser shall be paid by Purchaser.

       5.     Condemnation; Damage to or Destruction of Premises.

       (a) If condemnation proceedings are instituted or threatened against the Property prior to the closing of the Transaction, Seller shall give Purchaser prompt written notice thereof. In such event, Purchaser shall have the option either to purchase the Property on the Closing Date (in which case Seller shall assign to Purchaser any condemnation proceeds theretofore or thereafter received with respect to the Property) or to terminate this Agreement. If
Purchaser elects to terminate this Agreement, it shall do so by written notice to Seller not later than ten (10) days after Purchaser's receipt of notice of such condemnation proceedings, in which case Seller shall return the Deposit to Purchaser, each party shall pay all costs and expenses which it has incurred, and thereafter neither party shall have any further liability hereunder except for liabilities which by the terms hereof survive the termination of this Agreement.

       (b) If all or any portion of the Property is destroyed or damaged by one or more fires, windstorms, hurricanes, hailstorms, floods, explosions or other casualties prior to the closing of the Transaction, Seller shall give Purchaser prompt written notice thereof (the "Casualty Notice"), and Seller and Purchaser agree as follows:

       (i) If the amount of the casualty loss is $250,000.00 or less, this Agreement will continue, and Seller shall have the option of (1) repairing the casualty loss prior to closing to substan-tially the same condition as prior to the casualty loss or (2) transferring to Purchaser at closing all insurance proceeds collectible by reason of such casualty loss and an amount equal to Seller's insurance deductible applicable to such casualty loss and Seller's rights to negotiate the amount of such insurance proceeds with Seller's insurance carrier. In either of such events, the purchase price will be paid by Purchaser at closing without reduction.

       (ii) If the amount of the casualty loss exceeds $250,000.00, Purchaser shall have the option for ten (10) days after the date of the Casualty Notice to terminate this Agreement by written notice to Seller, in which case Seller shall return the Deposit to Purchaser, each party shall pay all costs and expenses which it has incurred, and thereafter neither party shall have any further liability hereunder except for liabili-ties which by the terms hereof survive the termination of this Agreement. In the event that Purchaser does not terminate this Agreement pursuant to this Paragraph 5(b)(ii), the purchase price will be paid by Purchaser at closing without reduction and Seller shall transfer to Purchaser at closing all insurance proceeds collectible by reason of such casualty loss and an amount equal to Seller's insurance deductible applicable to such casualty loss.

       Seller shall maintain in force its current casualty insurance coverage on the Property until the closing of the Transaction.
Prior to closing, Seller shall notify Purchaser of any notice received by Seller of any material adverse change in or to the Property including, without limitation, any notice relating to any insurance contract or policy now held or owned by Seller to cancel or materially increase any premiums relating thereto.

       6. Possession and Leases; Service Contracts. Possession of the Property shall be delivered to Purchaser upon the consummation of the Transaction, subject to the Leases. Purchaser specifically approves the Leases as exceptions to title. All Leases shall be assigned to and assumed by Purchaser upon closing by means of an Assignment and Assumption of Leases in the form of Exhibit D attached hereto and made a part hereof. All Service Contracts shall be terminated by Seller as of the Closing Date.

       7. Deposit and Remedies. Upon consummation of the Transac-tion, the Deposit shall be applied to the purchase price. In the event the Transaction is not consummated by reason of default on the part of Purchaser, Seller, as its sole remedy, shall be entitled to receive and retain the Deposit as liquidated damages due to the difficulty and inconvenience of measuring actual damages, and Seller and Purchaser shall thereupon be released of all further liability under this Agreement. In the event the Transaction is not consummated through default on the part of Seller, Purchaser, as its sole remedy, shall be entitled to receive the return of the Deposit as liquidated damages due to the difficulty and inconvenience of measuring actual damages, and Seller and Purchaser shall thereupon be released of all further liability under this Agreement.  Seller and Purchaser agree that no other damages, liquidated or unliqui-dated, or other relief shall be sought or allowed and that neither party shall enjoy the remedy of specific performance, and Seller and Purchaser hereby specifically waive any and all right to seek or obtain such damages or other relief or remedy and agree that their only remedy under or for breach of this Agreement shall be as set
forth in this Paragraph 7.   Seller hereby covenants to Purchaser
that it shall not negotiate or otherwise pursue any other contracts or agreements for the Property and shall not execute a letter of intent or any other contract or agreement for the sale of the Property with any third party through and including the Closing
Date.

       8. Prorations, Costs and Fees. All income and expenses of the Property, including, without limitation, all real and personal property taxes, rents, common area maintenance charges, advance rental payments, utility company charges for the then-current period, charges or fees assessed by any governmental authority, and insurance premiums on any policies assigned to Purchaser, shall be prorated as of 11:59 p.m., Eastern Time, of the day immediately preceding the Closing Date, based on a 365-day year. Seller will cause to be paid when due or shall be responsible for all taxes, license fees, trade accounts and costs and expenses of operation and maintenance of the Property incurred through the closing, except amounts subject to proration hereunder. Tenant security deposits, if any, to the extent and only to the extent actually delivered to and held by Seller or Seller's agent, shall be delivered upon closing to Purchaser or a credit therefor shall be given to Purchaser, and Seller shall thereafter have no further obligation or responsibility for the return of security deposits. After the closing of the Transaction, Seller shall be entitled to obtain from all utility companies serving the Property any deposits posted by Seller with such companies, and Purchaser shall be solely responsi-ble for posting its own deposits with such utility companies; provided, however, that Seller shall use its reasonable efforts to coordinate with Purchaser in obtaining Seller's utility deposits to avoid any interruption of utility services to the Property.
Recording fees for the Deed (as defined below), transfer taxes imposed upon the Transaction along with the costs of a current survey (if required), the costs of any inspections of the Property (including, without limitation, environmental inspections and reports), title examination and commitment fees and the costs of an owner's title insurance policy and all costs related to any financing obtained by Purchaser shall be paid at closing by Purchaser. Seller and Purchaser shall each pay the fees and costs of their respective attorneys.

       9.     Closing.

       (a) The closing of the Transaction shall take place in the office of Seller, at 1050 Crown Pointe Parkway, Suite 1780, Atlanta, Georgia 30338 (or at such other location upon which the parties may mutually agree), on or before December 19, 1995 (the "Closing
Date").

       (b) At closing, Seller shall deliver to Purchaser the following:

            (i) a limited warranty deed conveying title to the Real Property in accordance with the terms and conditions of this Agreement (the "Deed");

            (ii) an Assignment and Assumption of Leases in the form attached hereto as Exhibit D, properly executed by Seller (Purchaser shall also join in the execution of such Assignment and Assumption of Leases);

            (iii) a Bill of Sale to Purchaser covering the Personal Property, in the form attached hereto as Exhibit E;

            (iv) a certification in the form of Exhibit F attached hereto, indicating that Seller is not a "foreign person" as defined in the Foreign Investment in Real Property Tax Act and the Internal Revenue Code of 1986, as amended.

       (c) At closing, Seller shall be entitled to retain the Deposit, and Purchaser shall deliver to Seller the following:

            (i) the balance of the Purchase Price (to be paid in the manner described in Paragraph 2 of this Agreement); and

            (ii) an Assignment and Assumption of Leases in the form attached hereto as Exhibit D, properly executed by Purchaser (Seller shall also join in the execution of such Assignment and Assumption of Leases).


     10. Indemnification for Brokerage Fees. It is understood and agreed by and between Seller and Purchaser that no broker other than CB Commercial Real Estate Group, Inc. ("Broker") and Alexander Property Group ("Co-Broker"), is or has been involved in the Transaction. Seller and Purchaser further understand and agree that Broker shall be entitled to the payment by Seller at closing of a commission equal to three and one-half percent (3.5%) of the purchase price of the Property set forth in Paragraph 2 of this Agreement pursuant to a separate agreement between Seller and Broker; provided, however, that Broker shall be entitled to the payment of such commission only upon the closing of the Transaction. Any provision of this Agreement to the contrary notwithstanding, Broker shall be solely responsible for the payment to Co-Broker of any commission or compensation owing to Co-Broker in connection with the Transaction and for assuring that such commission or compensa-tion is paid in accordance with applicable law. Purchaser and Seller each agree to indemnify and hold harmless the other from and against any and all costs and expenses (including, without limitation, attorneys' fees) relating to any claims for brokerage or finder's fees or commissions made by any other broker, agent or any other entity or third party as a result of any representations or agreements alleged to have been made by Purchaser or Seller, as the case may be, to or with such broker, agent, other entity or third party as a result of any negotiations or communications in connection with the Transaction or the Property. The provisions of this Paragraph 10 shall survive closing.

       11. Completeness of Contract. All understandings, discussions and agreements heretofore had between the parties are merged in this Agreement, which alone fully and completely expresses their agreement. This Agreement is being entered with the opportunity for full investigation by the Purchaser and Purchaser does not rely upon any statement or representation not expressly set forth in this Agreement. Pursuant to Paragraph 3(b) of this Agreement, Purchaser has had the opportunity to inspect the Real Property, the Improve-ments, the Personal Property, and the furnishings and equipment on the Property and become thoroughly acquainted with their condition, and is fully satisfied with the results of such inspections.
Pursuant to Paragraph 3(b) of this Agreement, Purchaser has also had the opportunity to examine and approve the Leases and to make its own determination of the income potential of the Property, and to examine and approve the Service Contracts and all other documents, materials and information pertaining to the Property in the possession of Seller, and is fully satisfied with the results of such examination. Purchaser does not and shall not rely on any statements or representations that may have been made by Seller or its agents, officers, employees or contractors.

       12. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (i) certified or registered United States mail, postage prepaid, or (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (iii) faxed with the original sent by pre-paid, next-day delivery, addressed as follows, or to such other address or person as shall be designated from time to time in a written notice to the other party in the manner provided for in this Paragraph 12:

If to Purchaser:           The Parkway Company
                           188 East Capitol Street
                           Suite 300
                           Jackson, MS  39201

                           Attention:
                           Steven G. Rogers, President

and:                       Forman, Perry, Watkins & Krutz
                           188 East Capitol Street
                           Suite 1200
                           Jackson, MS  39201

                           Attention:
                           Robert C. Hutchison, Esq.


If to Seller:              Massachusetts Mutual Life Insurance Company
                           c/o Cornerstone Real  Estate Advisers, Inc.
                           Suite 1780
                           1050 Crown Pointe Parkway
                           Atlanta, Georgia 30338

                           Attention:
                           Gerald S. Monash, CCIM
                           Vice President

and: Massachusetts Mutual Life Insurance Company c/o Cornerstone Real Estate Advisers, Inc. Suite 1780
                           1050 Crown Pointe Parkway
                           Atlanta, Georgia 30338


                           Attention:
                           Laura R. Champion, Esq.
                           Regional Counsel


       A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery to any employee at the designated address; in the case of registered or certified mail, three Business Days after deposit in the United States mail; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. The term "Business Day" shall mean any day other than a Saturday, Sunday or any other day recognized and observed as a public and legal holiday by the State of Georgia. A party receiving a notice which does not comply with the technical requirements for notice under this Paragraph 12 may elect to waive any deficiencies and treat the notice as having been properly given.

       13. Time of Essence. Time is of the essence of this Agreement in the performance of the terms and conditions hereof.

       14. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary for all the parties to execute each counterpart for this Agreement to be binding; subject to Paragraph 16 below, this Agreement shall be binding if each party executes at least one counterpart hereof. Counterparts of this Agreement may be executed and delivered by facsimile transmission, and a facsimile signature shall be binding upon such party as if it were an original thereof.

       15. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws in force in the State of Georgia.

       16. Binding Effect. This Agreement may not be changed or terminated orally, but may only be changed or amended by a writing duly executed by both Seller and Purchaser. Stipulations and covenants set forth herein shall apply to and bind the heirs, executors, administrators, successors and assigns of the respective parties. This Agreement shall not be binding until signed by both parties hereto.

       17. Captions. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference only, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

       18. Assignment. Except as provided in this Paragraph 18, this Agreement may not be assigned by Purchaser without the prior written consent of Seller. The foregoing sentence to the contrary notwithstanding, Purchaser may assign this Agreement, subject to the prior written consent of Seller, which consent shall not be unreasonably withheld, to a partnership, corporation or other entity, ownership of which is 51% vested in Purchaser, provided that Purchaser (i) gives Seller prompt written notice of such assignment, to be received by Seller in any event not less than three (3)
Business Days prior to the Closing Date, in accordance with Paragraph 12 of this Agreement, and (ii) delivers to Seller at or prior to closing an instrument or instruments in form and substance satisfactory to Seller evidencing such assignment. No assignment of this Agreement shall release Purchaser from its obligations hereunder without the express written consent of Seller.

       19. Tenant Estoppel Certificates. Seller shall obtain estoppel certificates from the tenants of the Property on or before closing. Seller warrants that there will be no material change between the Leases and the applicable estoppel certificates. For purposes of this section, "material change" shall be deemed to mean any change that adversely affects the Leases by more than $5,000.00. In the event that an estoppel certificate alleges a material change, Purchaser shall notify Seller of same in writing and Seller shall have a period of thirty (30) days from the date of receipt of such notice to correct, clarify or cure the material change and the Closing Date shall be appropriately extended to a date mutually agreed to by the parties. If Seller fails to so correct, clarify or cure within such thirty (30) day period, Purchaser may (i) elect to disregard such material change and close this Transaction or (ii) cancel this Agreement and receive a return of its Earnest Money.

       20. No Material Changes. Prior to closing, Seller shall: (i) not cancel or permit cancellation of any hazard or liability insurance carried with respect to the Property; (ii) remedy all material violations of laws, ordinances, orders or requirements relating to the Property which are not caused by Purchaser and of which Seller has received actual notice and provide Purchaser with evidence of curing of same; (iii) operate the Property on a basis consistent with historical operations; and (iv) without the prior written consent of Purchaser, which shall not be unreasonably withheld, not enter into any, nor shall any agent acting on its behalf , enter into, leases with respect to the Property. Prior to closing, Seller also will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, (i) sell, transfer or dispose or become obligated to sell, transfer or dispose of any of the Property, except for the use and consumption of inventory, office and other supplies and spare parts, and the replacement of worn out, obsolete, and defective tools, equipment and appliances, in the ordinary course of its business, (ii) except as specifically permitted by this Agreement, enter into any transaction, or make any commitment with respect to the Property other than in the ordinary course of the business, and (iii) amend, renew, extend, modify or terminate any Lease except as contemplated by this Agreement except in the ordinary course of its business.
Prior to closing, Seller shall operate and maintain the Property in substantially the same manner and condition as Seller has operated and maintained the Property immediately prior to the date hereof. Seller will perform current or routine maintenance and repairs of or to the Property as may be required or reasonably appropriate to operate and maintain the Property.

       21.    Conditions to Closing.  On or before closing, Seller shall
(i) replace the transformer on the fourth (4th) floor of the Property with a new transformer which is the same as the existing transformer or one of equal capacity, and (ii) label all electrical panels in the building located on the Real Property. If Seller fails to do so, Purchaser may (i) reduce the Purchase Price by an amount equal to the bid received by Seller from Seller's electrical contractor for the purchase and installation of the transformer and labeling of the panels, or (ii) cancel this Agreement and receive a return of its Earnest Money.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.


SELLER:                             PURCHASER:

MASSACHUSETTS MUTUAL LIFE           THE PARKWAY COMPANY
INSURANCE COMPANY
a Massachusetts corporation

By:  CORNERSTONE REAL ESTATE        By:  /s/ Steven G. Rogers
     ADVISERS, INC.                          Steven G. Rogers
     a Massachusetts corporation             President
     Its Authorized Agent
                                    Attest:______________________

By:  /s/ Gerald S. Monash           Title:_______________________
         Gerald S. Monash
         Vice President             Print Name:__________________



       [CORPORATE SEAL]                    [CORPORATE SEAL]